UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 13, 2004

Affiliated Computer Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	1-12665 (Commission File Number)	51-0310342 (IRS Employer Identification No.)

2828 North Haskell Avenue, Dallas, Texas (Address of principal executive offices)	75204 (Zip code)

Registrant’s telephone number including area code: (214) 841-6111

Not Applicable
(Former name or former address if changed from last report)

ITEM 5. OTHER EVENTS.

     On August 13, 2004, Affiliated Computer Services, Inc. (the “Company”) announced that it had settled the lawsuit brought by 20 former employees of Gibraltar Savings Association and First Texas Savings Association (“Former GSA/FTSA Employees”) in which the Former GSA/FTSA Employees alleged that they were entitled to the value of certain stock options issued by the Company in 1988 in connection with an outsourcing agreement between GSA/FTSA and ACS. The terms of the settlement include a cash payment of $10 million by the Company to the Former GSA/FTSA Employees in full settlement of the lawsuit.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to be furnished pursuant to Item 9 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

     (c) Exhibits

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated August 13, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On August 13, 2004, Affiliated Computer Services, Inc. (the “Company”) issued a press release announcing that it had settled the lawsuit brought by the Former GSA/FTSA Employees in which the Former GSA/FTSA Employees alleged that they were entitled to the value of certain stock options issued by the Company in 1988 in connection with an outsourcing agreement between GSA/FTSA and ACS. The press release includes an update to the Company’s financial results for the fourth quarter and fiscal year ended June 30, 2004. A copy of such press release is attached as Exhibit 99.1 and will be published on the Company’s web site at http://www.acs-inc.com.

     The press release contains certain non-generally accepted accounting principles (“GAAP”) financial measures for which reconciliations to the most directly comparable GAAP financial measures will be published on the Company’s web site.

     Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.
By:	/s/ WARREN D. EDWARDS
	Name:	Warren D. Edwards
	Title:	Executive Vice President and Chief Financial Officer

Date: August 13, 2004

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Affiliated Computer Services, Inc. Press Release dated August 13, 2004

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